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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on the financial statements of Techspex, Inc., LabX Technologies Inc. and Isadra, Inc. dated June 15, 1999, July 30, 1999 and June 2, 1999, respectively, which are included in VerticalNet Inc.'s current reports on Form 8-K dated June 14, 1999, July 29, 1999 and August 25, 1999, respectively, and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
 February 11, 2000